Baudax Bio Corporate Presentation January 2023 Exhibit 99.1

Forward Looking Statements     This presentation contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Baudax Bio’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “may,” “upcoming,” “plan,” “target,” “goal,” “intend,” and “expect,” and similar expressions, as they relate to Baudax Bio or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Baudax Bio as of the date of publication on this internet site and are subject to a number of risks, uncertainties, and other factors that could cause Baudax Bio’s performance to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, among other things, risks related to market and other conditions, the ongoing economic and social consequences of the COVID-19 pandemic, including on Baudax Bio’s supply chain and labor force, Baudax Bio’s ability to advance its current product candidate pipeline through pre-clinical studies and clinical trials, Baudax Bio’s ability to raise future financing for continued development of its product candidates such as BX1000, BX2000 and BX3000, Baudax Bio’s ability to pay its debt and satisfy conditions necessary to access future tranches of debt, Baudax Bio’s ability to comply with the financial and other covenants under its credit facility, Baudax Bio’s ability to manage costs and execute on its operational and budget plans, Baudax Bio’s ability to achieve its financial goals; Baudax Bio’s ability to maintain listing on the Nasdaq Capital Market, and Baudax Bio’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection. These forward-looking statements should be considered together with the risks and uncertainties that may affect Baudax Bio’s business and future results included in Baudax Bio’s filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to Baudax Bio, and Baudax Bio assumes no obligation to update any forward-looking statements except as required by applicable law.

Acute Care Clinical-Stage Pipeline Neuromuscular blocking agents (NMBs) and proprietary reversal agent Financial Position -Cash and cash equivalents as of 9/30/22: approx. $5.6 Million -Received net proceeds of $4.2 million in public offering of common stock and warrants in December 2022 Experienced leadership team Significant development, regulatory and manufacturing experience, as well as commercial assessment expertise

Clinical Development Status Product / Compound Pre-Clinical Phase I Phase 2 Phase 3 Marketed Rights ANJESO® (MELOXICAM) INJECTION WW ANJESO® (meloxicam) injection NEUROMUSCULAR BLOCKING AGENTS (NMBs) WW IV Intermediate-action (BX1000) IV Ultra-short action (BX2000) NMB REVERSAL (ANESTHESIA) WW BX3000

Commercial Update

ANJESO® (meloxicam) Injection: DISCONTINUED The First and Only Once-Daily, Non-Opioid, IV Analgesic  Up to 24-hour pain relief Demonstrated Safety & Tolerability COX-2 Preferential IV NSAID* Once-daily IV push Efficacy in orthopedic & soft tissue procedures Evaluated in more than 1500 patients1 That can be incorporated into MMA protocols Ready-to-use, no reconstitution or refrigeration Data on file. Baudax Bio, Inc. *The mechanism of action of IV meloxicam, like other NSAIDs, is not completely understood, but involves inhibition of both COX-1 and COX-2 pathways. COX-1 = cyclooxygenase 1; COX-2 = cyclooxygenase 2; IV = intravenous; NSAID = nonsteroidal anti-inflammatory drug; MMA = multimodal analgesia

Neuromuscular Blockers and Reversal Agent

Neuromuscular Blockers & Reversal Agent Overview 400 million people receive neuromuscular blocking (NMB) agents annually1 Used to induce rapid total paralysis to permit intubation and muscle relaxation during surgery or in ventilated patients Used either in the operating room or ASC to optimize surgical conditions; additional use in ICU to facilitate mechanical ventilation Numbers increasing with laparoscopic abdominal procedures Two novel NMBs & a novel reversal agent in development Neuromuscular blocking agents BX1000: Intermediate acting agent duration of action (~45 mins*) Rapid onset BX2000: Ultra-short acting agent duration of action (10-15 mins*) Rapid onset Novel reversal agent Specific for BX1000 and BX2000; provides complete chemical reversal of neuromuscular blockade from any depth of block within 2-5 minutes* In pre-clinical development; expect to file IND in the summer of 2023. 1. IMS, MIDAS 2010

BX1000

BX1000 Study BDX-22-006 – Design Phase 2 randomized, double blinded, active-controlled study 4 Treatment groups (n=20/group) BX1000 0.15mg/kg BX1000 0.25 mg/kg BX1000 0.35 mg/kg Rocuronium: 0.6 mg/kg Subjects undergoing hernia repair & other surgeries

BX1000 Study BDX-22-006 – Anticipated Timeline First Interim Analysis: Early January 2023 Complete Enrollment: March 2023 Topline Results: Early April 2023

BX2000

BX2000 Study BDX-20-004 – Objectives Evaluate the safety and tolerability of single ascending doses of BX2000 Evaluate the effect of BX2000 on the QTc interval based on the concentration - QTc response modeling approach Characterize the pharmacokinetics of single ascending doses of BX2000 Evaluate the neuromuscular blocking profile of single ascending doses of BX2000

BX2000 Study BDX-20-004 – Design First in Human Phase 1, double-blind, placebo-controlled, single dose escalation Each cohort’s data reviewed by a safety committee Cohort BX2000 Dose (Free Base) Number of Subjects (Active:Placebo) 1 0.02 mg/kg 8 (6:2) 2 0.04 mg/kg 8 (6:2) 3 0.08 mg/kg 8 (6:2) 4 0.16 mg/kg 8 (6:2) 5 0.24 mg/kg 8 (6:2) 6 0.32 mg/kg 8 (6:2) 7 0.40 mg/kg 8 (6:2) 8 0.48 mg/kg 8 (6:2) 9 0.56 mg/kg 8 (6:2) 10 0.64 mg/kg 8 (6:2) Dosing Begins in January 2023

BX3000

BX3000 IND-Enabling Nonclinical Studies GLP formulation production completed Available December 2022 Non-clinical studies being initiated in December US, Canada, UK & China Target IND Filing: summer 2023

Baudax Bio Statement of Operations Revenue, net $238 $281 $959 $680 Operating expenses: Cost of sales 1,208 462 2,217 1,869 Research and development 645 658 2,850 2,623 Selling, general and administrative 3,808 11,074 22,027 33,770 Amortization of intangible assets 644 644 1,932 1,932 Change in warrant valuation (1) (6) (7) (47) Change in contingent consideration valuation 1,222 3,829 (1,254) 9,551 Loss on impairment of property and equipment 3,662 - 3,662 - Loss on impairment of intangible asset 17,746 - 17,746 - Total Operating expenses 28,934 16,661 49,173 49,698 Operating loss ($28,696) ($16,380) ($48,214) ($49,018) Other expense: Other Expense, net (509) (582) (1,331) (185) Net loss ($29,205) ($16,962) ($49,545) ($49,203) Per share information: Net loss per share of common stock, basic and diluted ($2.47) ($7.03) ($6.45) ($23.29) Weighted average common shares outstanding, basic and diluted 11,836,122 2,411,433 7,685,398 2,112,247 (amounts in thousands, except share and per share data) 2022 2021 2022 2021 For the Three Months Ended September 30, For the Nine Months Ended September 30,

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